EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (WHICH OPINION AND COUNSEL SHALL BOTH BE SATISFACTORY TO THE COMPANY).

INFOSONICS CORPORATION

AMENDED AND RESTATED STOCK OPTION AGREEMENT
(Non-Employee Directors’ Option)

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of April 2006 and shall be effective as of the ___ day of ______ 2005, to the same extent as if it had been entered into on that date, by and between InfoSonics Corporation, a Maryland corporation (the “Company”), and ____________ (the “Optionee”) with respect to the non-qualified stock option described below (the “Option”) granted by the Company to the Optionee as of ____________ 2005. The Option is granted outside the Company’s 2003 Stock Option Plan (the “2003 Plan”), but, to the extent applicable, is subject to all the terms and conditions of the 2003 Plan, unless otherwise provided in this Agreement. This Agreement replaces and supersedes any other agreement Optionee may have received with respect to the ____________, 2005 Option and, in consideration of this Agreement, Optionee agrees that he shall have no further rights under any such other prior agreement.

WITNESSETH:

WHEREAS, effective as of __________, 200_, the Optionee was elected as a director of the Company;

WHEREAS, the Company agreed to issue to the Optionee an Option to purchase shares of the $.001 par value common stock of the Company (“Common Stock”), said Option to be for the number of shares, at the price per share and on the terms set forth in this Agreement;

WHEREAS, the Optionee is a Non-Employee Director, as defined in the 2003 Plan; and

WHEREAS, the Optionee desires to receive the Option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.      Grant Of Option. Subject to stockholder approval of the terms of this Agreement at the 2006 Annual Meeting of Stockholders and satisfaction of American Stock Exchange (“AMEX”) listing requirements for the shares subject to the Option, the Company hereby grants to the Optionee the Option to purchase all or any part of an aggregate of 15,000 shares of Common Stock of the Company (the “Option Shares”) pursuant to the terms and conditions set forth in this Agreement.

2.      Option Price. At any time when shares are to be purchased pursuant to the Option, the purchase price (the “Option Price”) for each Option Share shall be $________ per share, subject to adjustment as provided in this Agreement.

3.      Vesting/Exercise Period.

(a)          The Option shall be fully vested as of ____________. However, no portion of the Option shall become exercisable until the date, if any, that (i) the stockholders of the Company approve the terms of this Agreement and (ii) AMEX approves the listing of the Option Shares. Upon satisfaction of both conditions, the Option shall become fully exercisable. If the stockholders do not approve the terms of this Agreement at the 2006 Annual Meeting of Stockholders or AMEX does not approve listing of the Option Shares, this Agreement and any prior agreement regarding the ________2005 Option shall immediately terminate and the Optionee shall have no further rights under the Option.

(b)         The period for the exercise of the Option shall terminate at 5:00 p.m., San Diego, California time on ____________, unless the Option is terminated earlier as provided in this Agreement. Notwithstanding the foregoing, to the extent not earlier terminated, the vested and exercisable portion of the Option shall terminate three months after the Optionee ceases to be a director of the Company.

4.      Exercise Of Option.

(a)          The Option may be exercised in whole or in part by delivering to the Treasurer of the Company (i) a Notice And Agreement Of Exercise Of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment of the Option Price for such shares. Payment shall be made by certified check or cleared funds. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining portion of the Option is being exercised.

(b)         Promptly upon receipt of the Notice And Agreement Of Exercise Of Option together with the full payment of the Option Price, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

(c)          During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or a Permitted Transferee (as defined in Section 7 of this Agreement); provided, that in the event of the legal disability of the Optionee, the guardian or personal representative of the Optionee may exercise the Option. Following the death of the Optionee, the Option may be exercised by the personal representative of the Optionee during any remaining term of the Option.

(d)         (1)           If for any reason (other than as a result of the removal of Optionee as a director of the Company) the Optionee ceases to be a director of the Company, then the Option may be exercised within three months after the date Optionee ceases to be a director of the Company, but only to the extent that (A) the Option was exercisable according to its terms on the date Optionee ceased to be a director of the Company, and (B) the period for exercise of the Option, as defined in Section 3 of this Agreement, has not terminated as of the date of exercise. Upon termination of the respective periods set forth in the previous sentence, any unexercised portion of the Option shall expire.

(2)            If the Optionee is removed as a director of the Company by a vote of stockholders in accordance with the law of the Company’s state of incorporation, the Option shall expire upon delivery to the Optionee of notice of removal, which may be oral or in writing, and all rights to purchase shares pursuant to the Option shall terminate immediately upon the delivery of such notice of removal.

5.      Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.

6.      Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, or applicable exemptions are available and have been complied with. Pursuant to the terms of the Notice And Agreement Of Exercise Of Option (Exhibit A) that shall be delivered to the Company upon each exercise of the Option, the Optionee shall acknowledge, represent, warrant and agree as follows, to the extent required by the Company:

(a)          Optionee is acquiring the Option Shares for investment purposes only and the Option Shares that Optionee is acquiring will be held by Optionee without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

(b)         Optionee’s overall commitment to investments that are not readily marketable is not disproportionate to Optionee’s net worth and Optionee’s investment in the Option Shares will not cause such overall commitments to become excessive;

(c)          Optionee’s financial condition is such that Optionee is under no present or contemplated future need to dispose of any portion of the Option Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

(d)         Optionee has sufficient knowledge and experience in business and financial matters to evaluate, and Optionee has evaluated, the merits and risks of an investment in the Option Shares;

(e)          The address set forth on the signature page to this Agreement is Optionee’s true and correct residence, and Optionee has no present intention of becoming a resident of any other state or jurisdiction;

(f)          Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares that have been requested by Optionee have been made available or delivered to Optionee. Without limiting the foregoing, Optionee has received and reviewed the Company’s periodic reports as filed with the Securities and Exchange Commission, and Optionee has had the opportunity to discuss the acquisition of the Option and the Option Shares with the Company, and Optionee has obtained or been given access to all information concerning the Company that Optionee has requested;

(g)         Optionee has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Option Shares and to receive additional information necessary to verify the accuracy of the information delivered to Optionee, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

(h)         Optionee understands that the Options and the Option Shares issuable upon exercise of the Options have not been registered under the 1933 Act or any state securities laws, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Option Shares;

(i)           The Option Shares that Optionee is acquiring will be solely for Optionee’s own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Optionee has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof;

(j)           Optionee acknowledges and is aware of the following:

(i)            The Company has a history of losses. The Option Shares constitute a speculative investment and involve a high degree of risk of loss by Optionee of Optionee’s total investment in the Option Shares.

(ii)           There are substantial restrictions on the transferability of the Option Shares. Except as otherwise provided in Section 7 of this Agreement, the Option Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; investors in the Company have no rights to require that the Option Shares be registered; there is no right of presentment of the Option Shares and there is no obligation by the Company to repurchase any of the Option Shares; and, accordingly, Optionee may have to hold the Option Shares indefinitely and it may not be possible for Optionee to liquidate Optionee’s investment in the Company.

(iii)          Unless the issuance of the Option Shares is registered, each certificate issued representing the Option Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (WHICH OPINION AND COUNSEL SHALL BOTH BE SATISFACTORY TO THE COMPANY).”

(k)          No Option Shares shall be sold or otherwise distributed in violation of the 1933 Act or any other applicable federal or state securities laws;

(l)           The Company may, without liability for its good faith actions, place legend restrictions upon the certificates representing the Option Shares and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Option;

(m)         The Optionee shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and

(n)           If and so long as the Optionee is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Optionee shall (i) be aware that any sale by the Optionee or the Optionee’s immediate family of shares of the Company’s Common Stock or any of the Option Shares within six months before or after any transaction deemed to be a “purchase” of an equity security of the Company may create liability for the Optionee under Section 16(b) of the 1934 Act, (ii) consult with the Optionee’s counsel regarding the application of Section 16(b) of the 1934 Act prior to any exercise of the Option, and prior to any sale of shares of the Company’s Common Stock or the Option Shares, (iii) furnish the Company with a copy of each Form 4 filed by the Optionee, and (iv) timely file all reports required under the federal securities laws.

The restrictions described in this Section 6 may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the Option Shares on its books unless it is satisfied that no violation of such restrictions will occur.

7.      Transferability Of Option. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 12a-12 promulgated under the 1934 Act), and Options shall be exercisable during the lifetime of an Optionee only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, Options may be transferred to Permitted Transferees (as defined below) of the Optionee, and for purposes of this Agreement, a Permitted Transferee of an Optionee shall be deemed to be the Optionee. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee. A “Permitted Transferee” means Optionee’s immediate family, trusts solely for the benefit of such family members and partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family of a person means the person’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

8.      Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common Stock, the numbers, rights and privileges of the shares of Common Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

9.      Change in Control and Reorganization Events.

Upon consummation of a “Change in Control” or a “Reorganization Event” (as such terms are defined in the 2003 Plan), the Option shall terminate to the extent not exercised or cashed out, which cash out, if any, shall occur in accordance with the terms and conditions applicable to other outstanding options under the 2003 Plan.

10.    Registration Rights. Optionee shall have no registration rights unless otherwise agreed by the Company.

11.    Common Stock To Be Received Upon Exercise. Optionee understands that (a) the Company is under no obligation to register the issuance of the Option Shares, and (b) in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the 1933 Act or an exemption from registration.

12.    Privilege Of Ownership. Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

13.    Relationship To Employment Or Position. Nothing contained in this Agreement (i) shall confer upon the Optionee any right with respect to employment or continuance of service as a director of the Company, or (ii) shall interfere in any way with the right of the Company at any time to remove Optionee as a director of the Company or determine not to nominate Optionee for an additional term as a director.

14.    Section 409A Compliance. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company may adopt such amendments to this Agreement and adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) or take other actions that the Company determines are necessary or appropriate to exempt the Award from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or to comply with Section 409A of the Code.

15.    Notices. All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 15. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 15, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the Notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

(a)	if to the Company:	InfoSonics Corporation
5880 Pacific Center Blvd.
San Diego, California 92121
Facsimile No. (858) 373-1503
Attention: President
(b)	if to the Optionee:	__________________
At the address set forth on the signature page
of this Agreement

Either party may change its respective address for purposes of this Section 15 by giving the other party Notice of the new address in the manner set forth above.

16.    General Provisions. This instrument (a) contains the entire agreement between the parties, (b) subject to Section 14 of this Agreement, may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of California, except where conflicts of law rules require the application of Maryland law, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

INFOSONICS CORPORATION

Date:	By:

Printed Name And Title

OPTIONEE

Date:

Address

City, State and Zip Code
Facsimile No. ( )